Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of April 8, 2019, and is between Tradeweb Markets Inc., a Delaware corporation (the “Company”), and the Refinitiv Holders (as defined below), the Bank Holders (as defined below) and the other holders of Registrable Securities (as defined below) party hereto from time to time. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

ARTICLE I
DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Bank Holders” means the entities listed on the signature pages hereto under the heading “Bank Holders” and their respective Permitted Transferees.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity); provided, however, that for purposes of this definition, a portfolio operating company (other than the Company or any of its subsidiaries) that is an Affiliate of another person shall not be deemed to control, be controlled by or be under common control with such other person.

“Class A Common Stock” means the shares of Class A common stock, par value $0.00001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.00001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Class C Common Stock” means the shares of Class C common stock, par value $0.00001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Class D Common Stock” means the shares of Class D common stock, par value $0.00001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, collectively.

“Common Units” has the meaning given to such term in the LLC Agreement.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise) of a Person.

“Demand Notice” has the meaning set forth in Section 2.1(a) hereof.

“Employee” has the meaning given to such term in the Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan.

“Employee Trading Window” means the period during which Employees are permitted to trade securities of the Company pursuant to the Company’s Insider Trading Policy following the public release of the Company’s financial results for the second quarter and the fourth quarter of each calendar year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Extended Lock-Up Period” means the period beginning on the pricing date of the IPO and continuing to and including the date that is 365 days after the pricing date of the IPO.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Initial Lock-Up Period” means the period beginning on the pricing date of the IPO and continuing to and including the date that is 180 days after the pricing date of the IPO.

“Initial Ownership Securities” means, collectively, shares of Common Stock and securities convertible into, redeemable or exchangeable for or that represent the right to receive shares of Common Stock, including Common Units, held by the Refinitiv Holders and the Bank Holders as of the closing date of the IPO after giving effect to the application of the net proceeds of the IPO as described in the final prospectus used in connection with the IPO.

“IPO” means an underwritten registered public offering of the Company’s Class A Common Stock in connection with which the Class A Common Stock first becomes listed on a Recognized Exchange.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of Tradeweb Markets LLC, dated as of April 4, 2019, as amended, restated, supplemented or modified, from time to time.

“Permitted Transferee” means, in the case of any Securityholder, (i) any Affiliate of such Securityholder, including any affiliated private equity funds, co-invest and side-by-side entities and other affiliated investment vehicles (other than any portfolio operating company) or any successor of such Securityholder or of any of the foregoing; provided, that such Affiliate or successor shall agree in writing to be bound by the terms of this Agreement by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement or (ii) any other Securityholder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization,

or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Recognized Exchange” means The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market.

“Refinitiv Holders” means the entities listed on the signature pages hereto under the heading “Refinitiv Holders” and their respective transferees to whom a Refinitiv Holder transfers Registrable Securities and related rights under this Agreement in accordance with Section 6.1 of this Agreement.

“Registrable Securities” means (i) shares of Class A Common Stock that may be delivered (x) upon redemption of, or in exchange for, Common Units held by Securityholders or (y) in exchange for shares of Class B Common Stock held by Securityholders and (ii) shares of Class A Common Stock otherwise held by Securityholders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities have been disposed of pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act or otherwise sold or transferred in a private transaction in which the Securityholder’s rights under this Agreement are not assigned to the transferee of such securities, (iii) such Registrable Securities cease to be outstanding (or issuable upon redemption or exchange), or (iv) with respect to the Bank Holders, such entities collectively own a number of shares of Common Stock, in the aggregate, that is less than 10% of the total number of shares of Common Stock then outstanding; provided, that, for the purpose of this clause (iv), with respect to each Bank Holder, on an individual basis, in no event shall the Registrable Securities held by such Bank Holder, together with any other Securityholder that is an Affiliate of such Bank Holder, cease to be Registrable Securities if such Bank Holder, together with any such Affiliate, owns a number of shares of Common Stock, in the aggregate, that is more than 2% of the total number of shares of Common Stock then outstanding.

“Registration Expenses” means any and all expenses incurred in connection with the Company’s performance of or compliance with this Agreement, including:

(a)     all SEC, stock exchange or FINRA registration, listing and filing fees (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel) and all rating agency fees;

(b)     all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)      all printing, messenger and delivery expenses;

(d)     the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(e)      any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires, and the reasonable fees and expenses of any special experts retained in connection with the requested registration or underwritten offering, but excluding underwriting discounts and commissions and transfer taxes, if any;

(f)       the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by the Refinitiv Holders, if participating in such registration or underwritten offering, and otherwise, by Securityholders of a majority of the Registrable Securities included in such registration or underwritten offering) incurred in connection with such registration or underwritten offering;

(g)      the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration or underwritten offering and/or marketing of the Registrable Securities; and

(h)     any other fees and disbursements customarily paid by the issuers of securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Shares” means shares of Class A Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” has the meaning set forth in the preamble.

“Transfer” means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such security, whether directly or indirectly, or agree or commit to do any of the foregoing (but for the avoidance of doubt, excluding the redemption or exchange of Common Units for shares of Common Stock) and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such security or any agreement or commitment to do any of the foregoing (but for the avoidance of doubt, excluding the redemption or exchange of Common Units for shares of Common Stock).

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II
REGISTRATION RIGHTS

The following demand and piggyback rights are subject in all cases to any cutbacks imposed in accordance with Section 3.5 hereof, the limitations set forth in Section 2.7 hereof and the restrictions on transfer set forth in Section 3.8 hereof.

2.1 Right to Demand a Non-Shelf Registered Offering.

(a)     Upon the written demand of one or more of the Refinitiv Holders or the Bank Holders made at any time and from time to time (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by such Refinitiv Holders or Bank Holders to be included in such offering; provided, however, that if a Demand Notice is delivered prior to the expiration of the Initial Lock-up Period, the Company shall not be obligated to publicly file, but may be obligated to prepare and confidentially submit, a registration statement related to such Demand Notice prior to the expiration of the Initial Lock-up Period.

(b)     Any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and by Employees, and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.2 hereof and any other Shares to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis.

(c)      Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 45 days after receiving a valid Demand Notice, the Company shall file (or confidentially submit) with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.2 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other Shares to be sold by the Company for its own account or properly requested in accordance with other registration rights agreements with the Company.

2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Securityholders may, in accordance with this Agreement, exercise piggyback rights to have included in such offering Registrable Securities held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.3 Right to Demand and be Included in a Shelf Registration.

(a)     Upon the delivery of a Demand Notice, made by one or more of the Refinitiv Holders or the Bank Holders at any time and from time to time when the Company is eligible to utilize a shelf registration statement to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities requested by such Refinitiv Holders or Bank Holders to be included in such shelf registration; provided, however, that if a Demand Notice is delivered prior to the expiration of the Initial Lock-up Period, the Company shall not be obligated to publicly file, but may, to the extent permitted by applicable law, be obligated to prepare and confidentially submit, a registration statement related to such Demand Notice prior to the expiration of the Initial Lock-up Period. In connection with any shelf registration (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Securityholders may, in accordance with this Agreement, exercise piggyback rights to have included in such shelf registration Registrable Securities held by them.

(b)     Any demanded shelf registration may, at the Company’s option, include Shares to be sold by the Company for its own account and by Employees, and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.3(a) hereof, in each case, to the extent exercising such rights on a timely basis. If at the time of such request the Company is a WKSI, such shelf registration may, if requested, cover an unspecified number of Registrable Securities to be sold by the Securityholders and, upon the approval of the board of directors of the Company, cover an unspecified number of Shares to be sold by the Company.

(c)      Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 45 days after receiving a valid Demand Notice, the Company shall file (or confidentially submit) with the SEC a shelf registration statement covering all of the Registrable Securities requested by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.3(a) hereof and any other Shares to be sold by the Company for its own account.

2.4 Non-Underwritten Shelf Takedowns.  A non-underwritten offering or sale of Registrable Securities pursuant to a shelf registration statement may be initiated by any Securityholder at any time and from time to time following the Initial Lock-Up Period. Except as set forth in Section 2.5 hereof, the initiating Securityholder shall not be required to permit the offer and sale of Registrable Securities by other Securityholders in connection with any non-underwritten shelf takedown initiated by the initiating Securityholder.

2.5 Demand and Piggyback Rights for Underwritten Shelf Takedowns. Upon the delivery of a Demand Notice by one or more of the Refinitiv Holders or the Bank Holders, made at any time and from time to time following the Initial Lock-Up Period, the Company will facilitate in the manner described in this Agreement an “underwritten shelf takedown” of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Securityholders may, in accordance with this Agreement, exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement.

2.6   Right to Reload a Shelf. Upon the written request of the Refinitiv Holders or the Bank Holders, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement that was not filed as an automatically effective shelf registration statement covering an unspecified number of Registrable Securities in order to register up to the number of Registrable Securities previously taken down off of such shelf registration statement by such Refinitiv Holders or Bank Holders and not yet “reloaded” onto such shelf registration statement. The Company will consult and coordinate with the Refinitiv Holders or the Bank Holders, as applicable, in order to accomplish such replenishments from time to time in a sensible manner.

2.7   Limitations on Registration Rights.

(a)     Any demand for the filing of a registration statement or for a registered offering or an underwritten shelf takedown, and the exercise of any piggyback rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten shelf takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback rights with respect to the following registrations by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own securities for other securities; (iv) a registration relating solely to dividend reinvestment or similar plans; (v) a shelf registration pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any subsidiary of the Company that are convertible for equity securities of the Company or such subsidiary and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such debt securities and sell the equity interests into which such debt securities may be converted; or (vi) a registration where the securities are not being sold for cash.

(b)     The Company may postpone the filing of a demanded registration statement, suspend the effectiveness of any shelf registration statement or defer the facilitation of a demanded underwritten offering (whether a non-shelf registered offering or a shelf takedown), in any such case for a reasonable “blackout period” not in excess of 90 days if the board of directors of the Company determines in good faith that such registration or offering could materially interfere with a bona fide business, acquisition, divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing, suspend the effectiveness or defer the facilitation of any demanded registration statement more than once in any 12-month period. The blackout period will end upon the earlier to occur of (i) in the case of a bona fide business, acquisition, divestiture or financing transaction, a date not later than 90 days from the date such postponement, suspension or deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

(c)      In order to be valid, each Demand Notice must provide the information described in Section 3.1 (as applicable) and Section 4.5 hereof or be followed by such information, when requested as contemplated by Section 4.5 hereof.

(d)     The Securityholders shall not deliver a Demand Notice to the Company during the Employee Trading Windows unless during the same calendar year a demanded registered offering has occurred in which Employees were permitted to participate.

(e)      The Company shall not be required to effect a demand for any non-shelf registered offering, shelf registration or underwritten shelf takedown unless the market value, based on the closing price of the Class A Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities requested in such Demand Notice and any subsequent notices regarding the exercise of registration piggyback rights to be included in such registration or offering, as applicable, is at least $100 million.

(f)       The Company shall not be required to effect more than one demand (whether a non-shelf registered offering, a shelf registration or an underwritten shelf takedown) in any 12-month period; provided, however, (i) that until the first anniversary of the pricing date of the IPO, the Company shall not be required to effect more than two demands (whether a non-shelf registered offering, a shelf registration or an underwritten shelf takedown) and (ii) that an underwritten shelf takedown demanded in connection with a demanded shelf registration shall constitute a single demand. Notwithstanding the foregoing, the restrictions set forth in this Section 2.7(f) shall terminate on the earlier of (i) the third anniversary of the pricing date of the IPO and, (ii) the date on which the Bank Holders collectively own a number of shares of Common Stock, in the aggregate, that is less than 10% of the total number of shares of Common Stock then outstanding.

(g)      Notwithstanding anything in this Agreement to the contrary, from and after the time that the Bank Holders collectively own a number of shares of Common Stock, in the aggregate, that is less than 10% of the total number of shares of Common Stock then outstanding, the Bank Holders will have no further demand rights pursuant to this Agreement.

ARTICLE III
NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Demands. In order for the Refinitiv Holders or the Bank Holders, as applicable, to exercise their right to demand that a registration statement be filed or that a non-shelf registered offering or an underwritten shelf takedown be effected, they must include in their Demand Notice the number of Registrable Securities sought to be registered or taken down and the proposed plan of distribution.

3.2 Notifications Regarding Registration Piggyback Rights.

(a)     In the event that the Company (i) receives any demand from the Refinitiv Holders or the Bank Holders, as applicable, pursuant to Section 2.1 hereof, or (ii) files (or confidentially submits) a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by the Company of such demand or the filing (or confidential submission) of such registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than five Business Days following the receipt of written notice from the Company.

(b)     In the event that the Company (i) receives any demand from the Refinitiv Holders or the Bank Holders, as applicable, pursuant to Section 2.3 hereof, or (ii) files a shelf registration statement, the Company will promptly give to each of the Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by the Company of such demand or the filing of such shelf registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such shelf registration statement must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than five Business Days following the receipt of written notice from the Company. Notwithstanding anything in this Agreement to the contrary, in the event that an underwritten shelf takedown is requested or proposed in connection with the filing of a shelf registration statement, the notification provisions set forth in Section 3.3 hereof shall apply in lieu of the foregoing.

(c)      Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions and any notifications regarding a prospective non-shelf registered offering or shelf registration statement.

3.3       Notifications Regarding Demanded Underwritten Shelf Takedowns.

(a)     The Company will keep the Securityholders holding Registrable Securities that are registered on any shelf registration statement reasonably apprised of all pertinent aspects of any underwritten shelf takedown demanded by the Refinitiv Holders or the Bank Holders, as applicable, in order that such Securityholders may have a reasonable opportunity to exercise their related piggyback rights (but in no event more than two Business Days thereafter). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that such Securityholders be notified by the Company of an anticipated underwritten shelf takedown (whether pursuant to the exercise of demand rights pursuant to Section 2.5 hereof or at the initiative of the Company) no later than 5:00 p.m., New York City time, on the third Business Day prior to (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such offering is expected to be finalized and (ii) in all cases, the date on which the pricing of the relevant offering is expected to occur.

(b)     Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company of the number of Registrable Securities it seeks to have included in such takedown in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the Business Day prior to (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such offering is expected to be finalized and (ii) in all cases, the date on which the pricing of the relevant offering is expected to occur, which date shall be included as the deadline for Securityholder responses in the Company’s written notice.

(c)      Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions and any notifications regarding a prospective shelf takedown.

3.4 Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through an underwritten shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of the Securityholders, for such offering. Otherwise, the Refinitiv Holders, if participating in such offering (or Securityholders holding a majority of the Registrable Securities requested to be included if the Refinitiv Holders are not participating in such offering), will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of the Securityholders; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company and the Securityholders holding a majority of the Registrable Securities participating in such offering (if not the Refinitiv Holders).  Refinitiv Holders, if participating in such offering (or Securityholders holding a majority of the Registrable Securities requested to be included if the Refinitiv Holders are not participating in such offering), will be entitled to select counsel for the selling Securityholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible and as requested by any Securityholders holding a majority of the Registrable Securities participating in such shelf registration.

3.5 Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Shares that the underwriters advise can be sold in such offering. If the offering is being made on account of a demand made by the Refinitiv Holders or the Bank Holders, as applicable, pursuant to Section 2.1 hereof or Section 2.5 hereof, the selling Securityholders, any Employees (and any other Persons having registration rights pari passu with the Securityholders and participating in such offering) and the Company, as applicable, will be subject to cutback pro rata based on the number of Registrable Securities and other Shares, as applicable, initially requested by them to be included in such offering, without distinguishing between Securityholders (or other Persons exercising pari passu registration rights) who made the demand for such offering or otherwise. If the Company is selling Shares for its own account in such offering and the offering is not being made on account of a demand made by the Refinitiv Holders or the Bank Holders, as applicable, pursuant to Section 2.1 hereof or Section 2.5 hereof, the Company will have first priority. To the extent of any remaining capacity, the selling Securityholders (and any other Persons having registration rights pari passu with the Securityholders and participating in such offering) will be subject to cutback pro rata based on the number of Registrable Securities and other Shares, as applicable, initially requested by them to be included in such offering, without distinguishing between Securityholders (or other Persons exercising pari passu registration rights) who made the demand for such offering or otherwise.

3.6 Withdrawals. Even if Registrable Securities held by a Securityholder have been part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.7 Lockups. In connection with any underwritten offering of Shares (whether or not participating in such offering), the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them), if requested by the managing underwriter or underwriters in such underwritten offering, to be bound by lockup restrictions (which must apply in like manner to all of the Securityholders) that are substantially similar to the lockup restrictions agreed to in connection with the IPO except that such restrictions shall be for a customary period specified by the managing underwriters or underwriters not to exceed (i) in the case of the first registered offering of Shares following the IPO, 90 days following the date of the underwriting agreement entered into in connection with such underwritten offering and (ii) thereafter, 60 days following the date of the underwriting agreement entered into in connection with such underwritten offering. The Company shall use its reasonable best efforts to cause its executive officers and directors (and managers, if applicable) and shall use commercially reasonable efforts to cause other holders of Common Stock participating in such offering who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) Shares, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Securityholders.

For the avoidance of doubt, this lockup obligation will fall away with respect to each Bank Holder once the Bank Holder’s rights and obligations under this Agreement terminate in accordance with Section 7.5 hereof. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in Section 3.8 hereof or the LLC Agreement, as applicable.

3.8 Restrictions on Transfer.

(a)     Each Refinitiv Holder and Bank Holder agrees that it shall not Transfer any Initial Ownership Securities, except in compliance with the terms and conditions set forth in this Section 3.8. Any attempt by any Refinitiv Holder or Bank Holder to Transfer any Initial Ownership Securities not in compliance with this Section 3.8 shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s share register to such attempted Transfer.

(b)     During the Initial Lock-Up Period, the Refinitiv Holders and the Bank Holders shall not Transfer any Initial Ownership Securities without the prior written consent of the Company.

(c)      During the Extended Lock-Up Period, the Refinitiv Holders and the Bank Holders shall not Transfer any Initial Ownership Securities without the prior written consent of the Company; provided, however, that the Refinitiv Holders and the Bank Holders shall be permitted to Transfer up to 50% of their respective Initial Ownership Securities during the Extended Lock-Up Period without the prior written consent of the Company.

(d)     Any Initial Ownership Securities held by the Refinitiv Holders and the Bank Holders after the Extended Lock-Up Period shall cease to be subject to any restrictions on Transfer set forth in this Section 3.8.

(e)      Notwithstanding the foregoing, any Refinitiv Holder or Bank Holder may at any time Transfer, without the prior written consent of the Company, its Initial Ownership Securities (i) to one or more of its Permitted Transferees, (ii) as a bona fide gift or gifts to charitable organization transferees or recipients in an aggregate amount, together with any other Securityholder that is an Affiliate of such Refinitiv Holder or Bank Holder, as applicable, not to exceed 1% of the total number of shares of Common Stock then outstanding, (iii) by pledging, hypothecating or otherwise granting a security interest in Initial Ownership Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Initial Ownership Securities or (iv) in connection with or upon the occurrence of a Change of Control.

(f)       If any Securityholder of Registrable Securities is granted an early release from the restrictions described herein during the Initial Lock-Up Period or the Extended Lock-Up Period with respect to any Registrable Securities, then immediately upon such early release each other Securityholder shall also be deemed to have been granted an early release from its obligations hereunder with respect to a pro rata amount of Registrable Securities; provided, however, that if any such early release is granted in connection with a demanded offering, then immediately upon such early release, each other Securityholder shall also be deemed to have been granted an early release from its obligations hereunder as if the end of the Initial Lock-Up Period or, if after the end of the Initial Lock-Up Period, the end of the Extended Lock-Up Period, shall have occurred on the date of such early release (and, for the avoidance of doubt, such Securityholders shall have the right to piggyback on such demanded offering with respect to such released Shares pursuant to Section 2.2 hereof).

ARTICLE IV
FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and/or underwritten offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and/or underwritten offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by the Refinitiv Holders or the Bank Holders in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(a)     (i) prepare and file (or confidentially submit) with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof as soon as reasonably practicable, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Refinitiv Holders and the Bank Holders, as applicable, and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)     (i) within a reasonable time prior to the filing (or confidential submission) of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (including all exhibits filed therewith, if so requested), provide copies of such documents to the participating Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes to any such documents prior to or after the filing (or confidential submission) thereof as the counsel to the Securityholders or any underwriters may timely request; and make such representatives of the Company as shall be reasonably requested by the participating Securityholders or any underwriters available for discussion of such documents; and (ii) if requested by the participating Securityholders or the underwriter or underwriters of any underwritten offering, if applicable, or their respective counsel, prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Securityholders and any underwriters; fairly consider such reasonable changes to such document prior to or after the filing thereof as such counsel shall timely request; and make such representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c)      use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)     notify each participating Securityholder promptly, and, if requested by such Securityholder, confirm such notice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)      furnish counsel for the underwriters, if any, and counsel for the participating Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f)       otherwise use all reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g)      use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3 Non-Shelf Registered Offerings and Underwritten Shelf Takedowns. In connection with any non-shelf registered offering or underwritten shelf takedown that is demanded by the Refinitiv Holders or the Bank Holders, as applicable, or as to which piggyback rights otherwise apply, the Company will:

(a)     cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an underwritten offering to facilitate the timely preparation and delivery of book-entry statements or certificates representing the Registrable Securities to be sold and not bearing any restrictive legends, to the extent permitted by the restrictions on transfer set forth in Section 3.8 hereof; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as such selling Securityholders or such sole underwriter or managing underwriter of such underwritten offering of Registrable Securities may reasonably request at least two Business Days prior to any sale of such Registrable Securities;

(b)     furnish to each Securityholder and to each underwriter participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)      (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter or any selling Securityholder, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter and selling Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)     cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which the Shares are then so qualified or listed if so requested by the selling Securityholders, or if so requested by the underwriter or underwriters of such underwritten offering of Registrable Securities;

(e)      cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)       use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other customary and appropriate actions as shall be reasonably requested by the selling Securityholders or the lead managing underwriter of an underwritten offering;

(g)      in the case of an underwritten offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form); and

(h)     enter into customary agreements (including underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i) make such representations and warranties to the selling Securityholders and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter) addressed to the underwriters (and, if so requested, to each selling Securityholder) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters;

(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters (and, if so requested and if permissible, the selling Securityholders) which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(iv) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

(v) deliver such documents and certificates as the underwriters, the selling Securityholders, or their respective counsel, shall reasonably request to evidence continued validity of the representations and warranties made in accordance with Section 4.3(h)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(i)         use all reasonable efforts to facilitate the settlement of the Registrable Securities to be sold, including with the Company’s transfer agent and through the facilities of The Depository Trust Company.

The above shall be done at such times as customarily occur in similar non-shelf registered offerings or underwritten shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of such Securityholders and the underwriters and any counsel or accountant retained by such Securityholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5 Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or as is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder or the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Securityholder that holds Registrable Securities covered by any registration statement agrees to notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished to the Company by such Securityholder or the occurrence of any event that would cause any registration statement or the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the Registrable Securities to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in each case, to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder.

4.6 Expenses. All Registration Expenses incurred in connection with any registration statement, non-shelf registered offering or shelf takedown covering Registrable Securities held by the Securityholders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

ARTICLE V
INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless Securityholders, their officers, directors and affiliates (and the officers, directors, employees, general and limited partners, and controlling persons of the any of the foregoing), and each underwriter of such securities and each other Person, if any, who Controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Securityholders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including, subject to Section 5.3 hereof, any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon (i) any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such securities are offered and relating to action taken or action or inaction required of the Company in connection with such offering, (ii) any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein, or any issuer free writing prospectus (including any “road show”, whether or not required to be filed with the SEC), or that arises of or are based upon omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or any final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement thereto) or the omission or alleged omission to state in such prospectus a material fact necessary in order to make the statements in such prospectus in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or such prospectus or such amendment or supplement to any of the foregoing, or in any document incorporated by reference therein, or any issuer free writing prospectus (including any “road show”, whether or not required to be filed by the SEC), in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Securityholder or such underwriter specifically for use therein.

5.2 Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who Controls the Company within the meaning of the Securities Act (i) with respect to any statement in or omission from such registration statement or any prospectus contained therein or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein, or any issuer free writing prospectus (including any “road show”, whether or not required to be filed with the SEC), if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Securityholder specifically regarding such Securityholder for use therein, and (ii) only in the case of non-underwritten shelf takedowns pursuant to Section 2.4 hereof, with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, that the liability of each Securityholder pursuant to this Section 5.2 shall not exceed the amount by which the total price at which the Shares were offered to the public by such Securityholder.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement without the written consent of the indemnified party unless such judgment or settlement (i) includes as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation and (ii) does not involve the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay pursuant to this Article V. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI
OTHER AGREEMENTS

6.1 Transfer of Rights.

(a)     Any Refinitiv Holder may transfer all or any of its rights under this Agreement, subject to Section 3.8 hereof, to any transferee of Registrable Securities held by such Refinitiv Holder to the extent such transfer is not in violation of any requirements applicable under any agreement such Refinitiv Holder has with the Company. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Refinitiv Holder stating the name and address of any transferee and identifying the number of shares of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a joinder to this Agreement in the form of Exhibit A hereto evidencing such transferee’s agreement to be bound by the terms of this Agreement. Following any such transfer, the Company and the transferring Refinitiv Holder will notify the other Securityholders as to who the transferees are and the nature of the rights so transferred.

(b)     No Bank Holder shall assign all or any part of this Agreement without the prior written consent of the Company and the Refinitiv Holders; provided, however, that without the prior written consent of the Company or the Refinitiv Holders, any Bank Holder may assign its rights and obligations under this Agreement in whole or in part to any Permitted Transferee that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Following any such transfer, the Company and the transferring Bank Holder will notify the other Securityholders as to who the transferees are and the nature of the rights so transferred.

(c)      In the case of an in-kind distribution of Registrable Securities pursuant to Section 6.5 of this Agreement with an ability to resell Registrable Securities off of a shelf registration statement, such in-kind transferees will, as transferee Securityholders, be entitled to the rights under this Agreement applicable to the Registrable Securities so transferred without the requirement to enter into a written agreement pursuant to Section 6.1(a) or (b) above. In that regard, however, in-kind transferees that do not enter in such a written agreement will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off a shelf registration statement with respect to which no special actions are required by the Company or the other Securityholders, and as to which no lockup will arise.

(d)     In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Securityholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Securityholder that provides each such Securityholder with registration rights vis-á-vis such NewCo that are substantially similar to those set forth in this Agreement, giving due consideration to the nature of NewCo and other relevant considerations.

(e)      The Company shall not assign all or any part of this Agreement without the prior written consent of the Refinitiv Holders.

(f)       Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.2 Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Securityholders then holding at least 90% of the Registrable Securities otherwise agree, use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Securityholder hereunder, such modification shall not be effective as to such Securityholder without the consent of such Securityholder.

6.3 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

6.4 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.4 shall not in any way limit or otherwise modify any applicable lockup arrangements or other restrictions on transfer set forth in Section 3.8 hereof or the LLC Agreement, as applicable.

6.5 In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect partners, members or other equityholders, the Company will, subject to applicable lockups and other restrictions on transfer set forth in Section 3.8 hereof or the LLC Agreement, as applicable, work with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder, as well as any resales by such in-kind transferees under a shelf registration statement covering such distributed Registrable Securities with respect to which no special actions are required by the Company or the other Securityholders.

ARTICLE VII
MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax, email or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Company, to:

Tradeweb Markets Inc.

1177 Avenue of the Americas

New York, New York 10036

Attention: Douglas Friedman

Fax: (646) 430-6264

E-mail: Douglas.Friedman@tradeweb.com

with a copy (not constituting notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Steven Scheinfeld and Andrew Barkan

Fax: (212) 859-4000
E-mail: Steven.Scheinfeld@friedfrank.com and Andrew.Barkan@friedfrank.com

(b)	If to the Refinitiv Holders, to:

Refinitiv TW Holdings LLC
c/o Refinitiv US Holdings Inc.

One Station Place

Stamford CT 06902

Attention: Darren Pocsik, General Counsel

Fax: 203-539-7742

Email: darren.pocsik@refinitiv.com

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Jonathan Ozner

Fax: 212-455-2502
E-mail: jozner@stblaw.com

(c)

If to any Bank Holder, at the address set forth across such Bank Holder’s name on Schedule A to this Agreement with a copy (not constituting notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Sandra Flow

Email: sflow@cgsh.com

(d)	If to any other Securityholder, at the address set forth across such Securityholder’s name on Schedule A to this Agreement.

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission, (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.4   Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)     The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Amendments; Termination.

(a)     This Agreement may be amended only by an instrument in writing executed by the Company and Securityholders holding at least a majority of the Registrable Securities collectively held by them; provided that any amendment that would adversely impact the rights hereunder of the Refinitiv Holders or the Bank Holders shall require the prior written consent of the Refinitiv Holders or Bank Holders holding a majority of the Registrable Securities collectively held by them, as applicable; provided, further, that any amendment that would disproportionately and adversely impact (i) the rights hereunder of the Securityholders party hereto other than the Refinitiv Holders without similarly affecting the rights hereunder of the Refinitiv Holders (other than the granting of demand rights to any new party to become a Securityholder hereunder and rights incidental thereto) shall require the prior approval of such Securityholders other than the Refinitiv Holders holding a majority of the Registrable Securities held by such Securityholders, or (ii) the rights hereunder of any Securityholder other than the Refinitiv Holders without similarly affecting the rights hereunder of all other Securityholders other than the Refinitiv Holders shall require the prior written consent of such Securityholder.

(b)  Notwithstanding anything in Section 7.5(a) hereof to the contrary, if the Company at any time after the date of this Agreement grants to any other holders of its securities  any rights to request or cause the Company to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of any Securityholder, be deemed amended or supplemented to the extent necessary to provide all Securityholders such more favorable rights and benefits.

(c)  This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities.

7.6 Entire Agreement. This Agreement and the LLC Agreement contain the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.8 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.9 Additional Holders. Notwithstanding anything herein to the contrary, the Company may from time to time add additional holders of securities of the Company as parties to this Agreement with the consent of the Refinitiv Holders and without the consent or additional signatures of any other holders of Registrable Securities hereunder. In order to become a party to this Agreement, such additional party must execute a signature page evidencing such party’s agreement to be bound hereby as a Securityholder, and upon the Company’s receipt of any such additional holder’s executed signature page hereto, such additional holder shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

7.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

7.11    No Inconsistent Agreements. Except to the extent provided in Section 7.5(b) hereof, from and after the date of this Agreement, the Company shall not enter into any agreement with any person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than, senior to or conflict with, the registration or other rights granted to the Securityholders hereunder.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY:

TRADEWEB MARKETS INC.

By:	/s/ Lee Olesky
Name: Lee Olesky
Title: Chief Executive Officer

REFINITIV HOLDERS:

REFINITIV US PME LLC

By:	/s/ Stephen Leith
Names:	Stephen Leith
Title:	President

REFINITIV PARENT LIMITED

By:	/s/ Mark Irving
Names:	Mark Irving
Title:	Assistant Secretary

Merrill Lynch LP Holdings, Inc.

By:	/s/ Richard Lee
Name: Richard Lee
Title: Managing Director

Barclays Unquoted Investments Limited

By:	/s/ Kester Keating
Name: Kester Keating
Title: Investment Executive & Authorized Signatory

CITIGROUP STRATEGIC INVESTMENTS LLC

By:	/s/ William Hartnett
Name: William Hartnett
Title: President

NEXT INVESTMENT AGGREGATOR, II, L.P.
By:	NEXT INVESTMENT AGGREGATOR II (GP), LLC, its general partner
By:	DLJ LBO PLANS MANAGEMENT, LLC, its managing member

By:	/s/ Mark Zarember
Name: Mark Zarember
Title: Vice President

DBR INVESTMENTS CO. LIMITED

By:	/s/ Michael Bice
Michael Bice
Director

By:	/s/ Kristen Ciccimarra
Kristen Ciccimarra
Director

Goldman Sachs PSI Global Holdings, LLC

By:	/s/ Rana Yared
Name: Rana Yared
Title: Authorized Signatory

JPMC Strategic Investments I Corporation

By:	/s/ Christina Kim
Name: Christina Kim
Title: President

Morgan Stanley Fixed Income Ventures Inc.

By:	/s/ Marc P. Rosenthal
Name: Marc P. Rosenthal
Title: Managing Director

RBS Financial Products Inc.

By:	/s/ Simon Wilson
Name: Simon Wilson
Title: Managing Director

UBS REAL ESTATE SECURITIES INC.

By:	/s/ Paolo Croce
Name: Paolo Croce
Title: Authorized Signatory

By:	/s/ Philip Olesen
Name: Philip Olesen
Title: Authorized Signatory

Wells Fargo Central Pacific Holdings, Inc.

By:	/s/ C. Thomas Richardson
Name: C. Thomas Richardson
Title: SVP

Schedule A

Notices

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[ ], 20

Reference is made to the Registration Rights Agreement, dated as of April 8, 2019, by and among Tradeweb Markets Inc. (the “Company”), the Refinitiv Holders (as defined therein), the Bank Holders (as defined therein) and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.1 of the Registration Rights Agreement, [ ] (the “Assignor”) in its capacity as a [Refinitiv / Bank Holder and a] Securityholder in the Registration Rights Agreement hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [ ], [ ] and [ ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement as a [Refinitiv / Bank Holder and a] Securityholder. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Class A Common Stock (including shares of Class A Common Stock issuable upon redemption of, or in exchange for, Common Units or in exchange for shares of Class B Common Stock, in each case held by each Assignee) shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of the date first set forth above.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE(S):

[ ]

By:
Name:
Title: